EXHIBIT 21.1
SUBSIDIARIES OF RADIO ONE, INC.
As of December 31, 2006
     Radio One Licenses, LLC, a Delaware limited liability company, is a restricted subsidiary of Radio One, Inc. and is the licensee of the following stations:

K261AB KBFB-FM KBXX-FM KRBV-FM KMJQ-FM KROI-FM KSOC-FM WCDX-FM	WERQ-FM WFUN-FM WFXC-FM WFXK-FM WHHL-FM WHTA-FM WKJM-FM WKJS-FM	WKYS-FM WMMJ-FM WNNL-FM WOL-AM WOLB-AM WPHI-FM WPPZ-FM WQOK-FM	WPZZ-FM WRNB-FM WROU-AM WTPS-AM WWIN-AM WWIN-FM WYCB-AM
     Bell Broadcasting Company (“Bell”), a Michigan corporation, is a wholly owned restricted subsidiary of Radio One, Inc. Radio One of Detroit, LLC (“Radio One of Detroit”) is a Delaware limited liability company, the sole member of which is Bell. Radio One of Detroit is the licensee of the following stations:
WCHB-AM
WDMK-FM
WHTD-FM
     Radio One of Atlanta, LLC (“ROA”), a Delaware limited liability company, is a restricted subsidiary of Radio One, Inc. ROA Licenses, LLC (“ROA Licenses”) is a Delaware limited liability company, the sole member of which is ROA. ROA Licenses is the licensee of the following stations:
WPZE-FM
WJZZ-FM
     Radio One of Charlotte, LLC (“Radio One of Charlotte”), a Delaware limited liability company, the sole member of which is Radio One, Inc., is a restricted subsidiary of Radio One, Inc.
     Radio One of Augusta, LLC (“Radio One of Augusta”) is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of Augusta is the licensee of the following stations:
WAEG-FM
WAKB-FM
WFXA-FM
WTHB-AM
WTHB-FM
     Charlotte Broadcasting, LLC (“Charlotte Broadcasting”) is a Delaware limited liability company, the sole member of which is Radio One of Charlotte. Radio One of North Carolina, LLC (“Radio One of North Carolina”) is a Delaware limited liability company, the sole member of which is Charlotte Broadcasting. Radio One of North Carolina is the licensee of the following stations:
WPZS-FM
WQNC-FM
     Radio One of Boston, Inc. (“Radio One of Boston”), a Delaware corporation, is a wholly owned restricted subsidiary of Radio One, Inc. Radio One of Boston Licenses, LLC (“Boston Licenses”) is a Delaware limited liability company, the sole member of which is Radio One of Boston. Boston Licenses is the licensee of the following station:
WILD-AM
     Blue Chip Broadcasting, Ltd. (“BCB Ltd.”), an Ohio limited liability company, the sole member of which is Radio One, Inc., and which is a restricted subsidiary of Radio One, Inc. Blue Chip Broadcasting Licenses, Ltd. (BC Licenses”) is an Ohio limited liability company, the sole member of which is BCB Ltd. BC Licenses is the licensee of the following stations:

KTTB-FM	WGZB-FM	WLRS-FM
WCKX-FM	WGZB-FM1	WLRX-FM
WDHT-FM	WING-AM	WMJM-FM

WDJX-FM	WIZF-FM	WMOJ-FM
WENZ-FM	WJMO-AM	WXMA-FM
WERE-AM	WJYD-FM	WXMG-FM
WGTZ-FM	WKSW-FM	WZAK-FM
     Hawes-Saunders Broadcast Properties, Inc. (“HSBP”) is a wholly owned restricted subsidiary of Blue Chip Broadcasting, Ltd. HSBP is the sole member of Radio One of Dayton Licenses, LLC, also a restricted subsidiary. Radio One of Dayton Licenses, LLC is the licensee of the following station:
WROU-FM
     Radio One of Texas, L.P. is a Delaware limited partnership. Radio One of Texas I, LLC is the general partner and 1% owner of Radio One of Texas, L.P. Radio One of Texas II, LLC is the limited partner and 99% owner of Radio One of Texas, L.P. Radio One of Texas I, LLC and Radio One of Texas II, LLC are each Delaware limited liability companies, the sole member of each of which is Radio One, Inc., and are each restricted subsidiaries of Radio One, Inc.
     Radio One of Indiana, L.P. is a Delaware limited partnership. Radio One, Inc. is the general partner and 99% owner of Radio One of Indiana, L.P. Radio One of Texas II, LLC is the limited partner and 1% owner of Radio One of Indiana, L.P. Radio One of Indiana, LLC is a Delaware limited liability company, the sole member of which is Radio One of Indiana, L.P. Radio One of Indiana, LLC is the licensee of the following stations:
WDNI-LP
WHHH-FM
WTLC-AM
WTLC-FM
WYJZ-FM
     Satellite One, LLC is a Delaware limited liability company, the sole member of which is Radio One, Inc.
     New Mableton Broadcasting Corporation, a Delaware corporation, is a wholly owned subsidiary of Radio One, Inc. and is the licensee of the following station:
WAMJ-FM
     Radio One Cable Holdings, Inc., a Delaware corporation, is a wholly owned subsidiary of Radio One, Inc.
     Home Plate Suite, LLC, an Ohio limited liability company, is a subsidiary of Blue Chip Broadcasting, Ltd., an Ohio limited liability company, the sole member of which is Radio One, Inc., and which is a wholly owned restricted subsidiary of Radio One, Inc.
     Radio One Media Holdings, LLC is a Delaware limited liability company, the sole member of which is Radio One, Inc.
     Reach Media, Inc. is a Texas corporation. Radio One, Inc. owns 51% of the common stock of Reach Media, Inc.
     Syndication One, Inc., a Delaware corporation, is a wholly owned subsidiary of Radio One, Inc.
     Syndication One, LLC, is a Delaware limited liability company, the members of which are Syndicated One, Inc. and Reach Media Syndication, Inc.
     Radio One Distribution Holdings, LLC is a Delaware limited liability company, the sole member of which is Radio One, Inc.
     Magazine One, Inc., a Delaware corporation, is a wholly owned subsidiary of Radio One, Inc.